SEPARATION AND GENERAL RELEASE AGREEMENT

This Separation and General Release Agreement (this “Agreement”) is being entered into by and between Encore Credit Corp. (“Encore”, “Employer” or the “Company”) and Troy Gotschall (“Employee”) (collectively, the “Parties”) as of the date of Employee’s execution of this Agreement (the “Date of this Agreement”).

WHEREAS, Employee was employed by Employer pursuant to an Employment Agreement dated as of July 1, 2005 (the “Employment Agreement”);

WHEREAS, the Parties wish to terminate their employment relationship and the Employment Agreement on mutually acceptable terms and conditions effective as of January 15, 2007; and

WHEREFORE in consideration of the foregoing premises and the terms and conditions set forth below, the Parties agree as follows:

1. Resignation. Employee hereby resigns from any and all positions within the Company or any of its affiliates, as an employee, officer and/or director effective as of January 15, 2007 (the “Resignation Date”). Employee understands that he is giving up any right or claim to compensation or benefits of employment with the Company beyond the Resignation Date, except as set forth herein. Employee acknowledges that on or prior to the Date of this Agreement, he was paid all unpaid, earned wages, including without limitation, any accrued, unused vacation pay and any earned, but unpaid bonus. Employee further acknowledges that the Employment Agreement is terminated as of January 15, 2007, and that he is not entitled to any further payments or benefits under the Employment Agreement, including without limitation, the Severance Payments, Vesting and Severance Benefits provided for in Section 5.7 of the Employment Agreement.

2. Payments to Employee. Provided that Employee timely signs and delivers, and does not revoke, this Agreement, the Company shall provide Employee the following payment and benefits:

a. Severance Pay. The Company shall pay to Employee a total of Eight Hundred Ten Thousand Dollars ($810,000) (the “Separation Payment”), less applicable withholding. The Separation Payment shall be paid by the Company to Employee on the eighth day after the Date of this Agreement.

b. Vesting of Restricted Stock. In addition to the Separation Pay, one hundred percent (100%) of Employee’s outstanding unvested shares of restricted stock grants shall immediately vest as of the Resignation Date.

Employee shall not receive any other compensation or benefits from the Company.

3. Consulting by Employee. Until such time as Employee becomes employed by a new employer, without further payment from the Company to Employee, Employee shall be available upon reasonable request at reasonable times to consult with the Company or its successor in interest on matters of Company business with which he is familiar due to his service as an employee of the Company. Employee shall not be required to perform more than twenty (20) hours of service in any month, and shall be reimbursed for any out of pocket expenses actually incurred in providing his consulting services, provided that he obtains the Company’s advance approval to incur such expenses.

4. Release by Employee.

a. General Release. In exchange for the Separation Payment and the other consideration set forth in this Agreement, Employee does hereby release and forever discharge the “Company Releasees” herein, consisting of Employer, its parent, subsidiary and affiliate corporations, and each of their respective past and present parents, subsidiaries, affiliates, associates, owners, members, stockholders, predecessors, successors, assigns, employees, agents, directors, officers, partners, representatives, lawyers, and all persons acting by, through, under, or in concert with them, or any of them, of and from any and all manner of claims or causes of action, in law or in equity, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), that Employee now has or may hereafter have against Releasees by reason of any and all acts, omissions, events or facts occurring or existing prior to the date hereof. The Claims released hereunder include, without limitation, any alleged breach of any express or implied employment agreement; any alleged torts or other alleged legal restrictions relating to the Employee’s employment and the termination thereof; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, as amended, 42 USC § 2000, et seq.; Americans with Disabilities Act, as amended, 42 U.S.C. § 12101 et seq.; Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. § 621, et seq.; the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701 et seq.; Civil Rights Act of 1866, and Civil Rights Act of 1991; 42 USC § 1981, et seq.; Equal Pay Act, as amended, 29 USC § 206(d); regulations of the Office of Federal Contract Compliance, 41 CFR § 60, et seq.; The Family and Medical Leave Act, as amended, 29 U.S.C. § 2601 et seq.; the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. § 201 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; the Worker Adjustment and Retraining Notification Act, as amended, 29 U.S.C. § 2101 et seq.; the California Fair Employment and Housing Act, California Government Code § 12940, et seq.; the California Labor Code § 1400 et seq. (concerning relocations, terminations and mass layoffs); and any state or local laws of similar effect. This release shall not apply to the Company’s obligations hereunder, to any vested retirement plan benefits or any right to indemnification under applicable law (including without limitation, California Labor Code § 2802, if applicable) with respect to claims asserted against him.

b. Unknown Claims.

Employee acknowledges that Employee is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which, if known by him or her must have materially affected his or her settlement with the debtor.”

Employee being aware of said code section, hereby expressly waives any rights Employee may have thereunder, as well as under any other statutes or common law principles of similar effect.

c. Older Worker’s Benefit Protection Act.

Employee agrees and expressly acknowledges that this Agreement includes a waiver and release of all claims which he has or may have under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. § 621, et seq. (“ADEA”). The following terms and conditions apply to and are part of the waiver and release of the ADEA claims under this Agreement:

(1) This paragraph and this Agreement are written in a manner calculated to be understood by him.

(2) The waiver and release of claims under the ADEA contained in this Agreement does not cover rights or claims that may arise after the date on which he signs this Agreement.

(3) This Agreement provides for consideration in addition to anything of value to which he is already entitled.

(4) Employee has been advised to consult an attorney before signing this Agreement.

(5) Employee has been granted twenty-one (21) days after he is presented with this Agreement to decide whether or not to sign this Agreement. If he executes this Agreement prior to the expiration of such period, he does so voluntarily and after having had the opportunity to consult with an attorney, and hereby waives the remainder of the twenty-one (21) day period.

(6) Employee has the right to revoke this general release within seven (7) days of signing this Agreement. In the event this general release is revoked, this Agreement will be null and void in its entirety.

If he wishes to revoke this agreement, Employee shall deliver written notice stating his intent to revoke this Agreement to the Director of Human Resources at the offices of Employer on or before 5:00 p.m. on the Seventh (7th) Day after the date on which he signs this Agreement.

d. No Assignment. Employee represents and warrants to the Company Releasees that there has been no assignment or other transfer of any interest in any Claim that the Employee may have against the Company Releasees, or any of them. Employee agrees to indemnify and hold harmless the Company Releasees from any liability, claims, demands, damages, costs, expenses and attorneys’ fees incurred as a result of any person asserting such assignment or transfer of any right or claims under any such assignment or transfer from Employee.

e. No Actions. Employee represents and warrants that he is not presently aware of any injury for which he may be eligible for workers’ compensation benefits. Employee agrees that if Employee hereafter commences, joins in, or in any manner seeks relief through any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against the Company Releasees any of the Claims released hereunder, then Employee will pay to the Company Releasees against whom such claim(s) is asserted, in addition to any other damages caused thereby, all attorneys’ fees incurred by such Company Releasees in defending or otherwise responding to said suit or Claim. Provided, however, that Employee shall not be obligated to pay the Company Releasees’ attorneys’ fees to the extent such fees are attributable to claims under the Age Discrimination in Employment Act or a challenge to the validity of the release of claims under the Age Discrimination in Employment Act

5. No Admission. Employee and the Company further understand and agree that neither the payment of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Company Releasees.

6. Severability. The provisions of this Agreement are severable, and if any part of this Agreement is found to be unenforceable, the other paragraphs (or portions thereof) shall remain fully valid and enforceable.

7. No Encouragement of Actions Against the Company. Employee agrees that except to the extent required by law, Employee will not assist any person in bringing or pursuing legal action against the Company, its agents, successors, representatives, employees and related and/or affiliated companies, based on events occurring prior to the Date of this Agreement.

8. No Disparagement/Professional Conduct. Employee further agrees, as a condition to receipt of the Separation Benefits: (a) not to disparage the Company, its employees or products and (b) not to engage in actions contrary to the interests of the Company.

9. Confidential Information. During Employee’s employment with the Company, Employee has been provided with, or had access to, trade secrets, confidential communications, private information concerning the Company, its employees, officers, directors and stockholders, and material non-public information (collectively, Confidential Information”). Employee understands that he was provided with or had access to such information solely in his capacity as an employee of the Company, and that such information was provided to him subject to his obligation to retain such information in confidence and not to make any use of such information except as authorized to do so in the course and scope of his employment with the Company. Employee understands and agrees that his obligations to maintain that information in confidence remain in effect after the termination of his employment with the Company, and he agrees to continue to honor that obligation. This provision is meant to supplement, not supersede any existing agreements concerning confidentiality, trade secrets, assignment or ownership of intellectual property, or solicitation of employees or customers. To the extent of any conflict between any provision of this paragraph and that or any other such agreement, the provision providing the greatest protection to the Company shall control.

10. Solicitation of Employees. Employee agrees that through the first anniversary of the Resignation Date, neither Employee nor anyone under Employee’s supervision or control, shall, directly or indirectly, whether in an individual capacity or as an agent for or representative of another person or entity, (a) solicit any person employed by the Company or an affiliate of the Company to leave his/her employment with the Company or an affiliate of the Company, or any successor thereto; (b) solicit any person who Employee knows to be an applicant or a candidate for employment with the Company or an affiliate of the Company to seek employment with any person or entity other than the Company or an affiliate of the Company; or (c) solicit any person who Employee knows to be a potential or actual contractor with the Company or an affiliate of the Company to provide his, her or its consulting services to any person or entity, such that it results in a diminishment of services to the Company or an affiliate of the Company.

11. Solicitation of Customers. During Employee’s employment with the Company, Employee has been provided with Confidential Information as set forth above for the purpose of performing his job duties for the Company. Consequently, in order to prevent the misuse of such information, Employee agrees that neither Employee nor anyone under Employee’s supervision or control, shall, directly or indirectly, whether in an individual capacity or as an agent for or representative of another person or entity, use Confidential Information to solicit any customer, broker, referral source, supplier, licensee, licensor or other party which Employee knows to have a contractual or business relationship with, or to be receiving services by the Company or an affiliate of the Company, to cease doing business with the Company, or an affiliate of the Company.

12. Remedies. In the event that Employee is in material breach of Sections 9, 10, 11 or 12 of this Agreement, the Company shall be entitled to terminate the Separation Benefits in addition to any other remedies to which it may be entitled.

13. Encore Property. Employee agrees to search his home, office and all other storage areas for all property owned by the Company (“Encore Property”). Employee will return all Encore Property within 72 hours of the execution of this Agreement, to the Human Resources Department of Employer.

14. Choice of Law and Venue. The Parties acknowledge and agree that this Agreement shall be interpreted in accordance with California law. Any actions arising out of or relating to this Agreement or Employee’s employment with Employer shall be filed in either the Superior Court of the State of California for the County of Orange, or the Federal District Court for the Central District of California, unless subject to arbitration, in which case they shall be filed in accordance with the Parties’ arbitration agreement.

15. Sole and Entire Agreement. This Agreement represents the sole and entire agreement among the Parties and supersedes all prior agreements, negotiations, and discussions between the Parties hereto and/or their respective counsel, excluding any agreements concerning arbitration of disputes, confidentiality, trade secret information, or assignment of intellectual property rights. Any agreement amending or superseding this Agreement must be in writing, signed by duly authorized representatives of the Parties, specifically reference this Agreement; and state the intent of the Parties to amend or supersede this Agreement.

16. Arbitration. The Parties hereby agree to submit any claim or dispute arising out of or relating to the terms of this Agreement as to Employee’s employment or the termination thereof to private and confidential arbitration by a single neutral arbitrator. Subject to the terms of this Section, the arbitration proceedings shall be governed by the rules of the Judicial Arbitration and Mediation Service (“JAMS”) applicable to employment disputes as they may be in effect from time to time, and shall take place in Orange County, California. The arbitrator shall be appointed by agreement of the Parties hereto or, if no agreement can be reached, by JAMS pursuant to its rules. The decision of the arbitrator shall be rendered in writing and be final and binding on all Parties to this Agreement, and judgment thereon may be entered in any court having jurisdiction. The arbitrator’s fees and/or any other fees payable to JAMS shall be shared in accordance with the rules of JAMS; provided, however, that Employee shall not be required to pay any such fees that are unique to arbitration and/or would exceed the cost of filing the same claim(s) in a court of competent jurisdiction, and any shortfall shall be borne by the Company. The Parties shall each bear their own attorneys’ fees, witness expenses, expert fees and other costs, except to the extent they may be awarded otherwise by the arbitrator in accordance with applicable law. This arbitration procedure is intended to be the sole and exclusive method of resolving any claim between the Parties, and each of the Parties hereby waives any right to a jury trial with respect to such claims.

17. Headings. The headings in this Agreement are provided solely for the Parties’ convenience, and are not intended to be part of, nor to affect or alter the interpretation or meaning of this Agreement.

18. Construction of Agreement. Both Parties have been represented by, or had the opportunity to be represented by counsel in connection with this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

19. Counterparts. For the convenience of the Parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

Date: January 17, 2007

ENCORE CREDIT CORP., as a Seller

By: /s/ Shahid Asghar
Name: Shahid Asghar
Title: Co-CEO and President

Date: January 17, 2007

EMPLOYEE

/s/ Troy Gotschall
Troy Gotschall